EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT, dated as of February 15, 2004, by and between InforMedix, Inc., a Maryland corporation with executive offices at Georgetowne Office Park, 5880 Hubbard Drive, Rockville, Maryland 20852-4821 (the "COMPANY"), and Davison R. Dulin, an individual residing at 3115 Black Rock Road, Glyndon, Maryland 21071 ("EXECUTIVE").

                                   WITNESSETH:

      WHEREAS, subject to the terms and considerations hereinafter set forth, the Company wishes to employ Executive in the position set forth herein and Executive wishes to accept such employment.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    EMPLOYMENT.

      The Company hereby employs Executive and Executive hereby accepts such employment, as an executive of the Company, subject to the terms and conditions set forth in this Agreement.

2.    TERM OF EMPLOYMENT.

      Subject to the provisions for termination provided herein, the parties hereto agree that the Executive shall be employed as an "at will" employee.

3.    DUTIES.

      Executive shall serve as Vice President of Sales and Marketing of the Company and shall properly perform such duties as may be assigned to him from time to time by the Company's President and Chief Operating Officer. For as long as Executive shall remain an employee of the Company, Executive shall devote his full attention and apply his best-efforts, energies and skills on a full-time basis, to the business of the Company, and shall not be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage, unless otherwise authorized by the President and Chief Operating Officer of the Company. Subject to the provisions of Section 7 herein, the foregoing restriction shall not be construed as preventing Executive from investing his assets in such form or manner as will not require any services on his part in the operation of the affairs of the companies in which such investments are made.

4.    COMPENSATION OF EXECUTIVE.

      4.1 BASE SALARY. For all services rendered by Executive under this Agreement, the Company shall pay Executive and Executive shall accept an annual salary of One Hundred Sixty-Two Thousand ($162,000) Dollars ("BASE SALARY") to be payable in 24 equal installments in accordance with Company policy. All amounts payable hereunder shall be subject to all applicable withholding taxes. The Company agrees to review Executive's Base Salary on an annual basis.

      4.2 INCENTIVE COMPENSATION. The Company shall pay to Executive a quarterly performance bonus in an amount equal to 4% of actual cash collected (after any discounts, rebates, reallowances or similar charges) from customer accounts for which Executive is directly responsible during the quarter up to targeted cash collections of $2,000,000 for the year ending December 31, 2004 ("INCENTIVE COMPENSATION"). During the year ending December 31, 2004, the Company agrees that the minimum quarterly Incentive Compensation that Executive shall receive is Five Thousand ($5,000) Dollars which will serve as an offset against all performance bonuses in 2004. In the event that the Company shall collect cash in excess of $2,000,000 in the year ending December 31, 2004, Executive shall be entitled a discretionary bonus in an amount to be determined by the Compensation Committee of the Board of Directors of the Company (the "BOARD OF DIRECTORS"). In addition to the above, should the Company hire a salesperson in 2004, then Executive shall also receive 1% of cash collected attributable to that salesperson's customer accounts. The Company agrees to review Executive's sales targets and bonus percentages on an annual basis.

      4.3 Executive shall be eligible to receive an additional bonus established by the Compensation Committee of the Board of Directors for extraordinary performance.

      4.4 OMNIBUS STOCK OPTION PLAN. For as long as Executive shall remain an employee of the Company, Executive shall be eligible to participate in the Company's Omnibus Stock Option Plan (the "PLAN"). Executive acknowledges that as of the date hereof, the Plan is insufficient to cover a grant of options to Executive. The Board of Directors has recommended to the stockholders of the Company that the Company increase the number of shares of common stock authorized by the Company. Upon approval of this amendment to the Company's Charter, the Compensation Committee of the Board of Directors will review the Plan to increase the number of options to be included under the Plan. It is the intention of the parties hereto that upon amendment of the Plan, Executive shall be entitled to receive options to purchase up to 3% of the Company's current outstanding Common Stock, vesting in equal installments of 25% per year over four years on the each anniversary of the date of this Employment Agreement.

      4.5 EXPENSES. For as long as Executive shall remain an employee of the Company, the Company shall reimburse Executive for all reasonable and necessary travel expenses and other disbursements incurred by Executive on behalf of the Company in the performance of Executive's duties hereunder, consistent with the Company's practice or written policy in effect with respect to the reimbursement of expenses to senior executives of the Company. Such expenses shall be reimbursed upon presentation of paid receipts and/or original invoices and such other information as shall be required for tax purposes. Executive shall adhere to all general Travel and Entertainment policies as may be established by the Company from time-to-time. Any airfare in excess of $1000 for a single trip shall be approved in advance by the President and COO.

      4.6 BENEFITS. For as long as Executive shall remain an employee of the Company, Executive shall be entitled to participate in any pension or profit sharing plan, stock purchase plan, stock option plan, group life insurance plan, hospitalization insurance plan, and medical services plan and other similar plans, and all other benefits now or hereafter existing, afforded to other senior executives. Executive acknowledges that as of the date hereto the Company does not have a health plan for its employees. Until such time as the Company establishes such a health plan, the Company agrees to reimburse Executive on a monthly basis for the cost of Executive paying for his personal health insurance only through his existing health plan, up to a reasonable amount to be approved by the Company.

      4.7 VACATION AND HOLIDAYS. Executive shall be entitled to a vacation of two (2) weeks per year, during which period his Base Salary shall be paid in full. In addition, Executive shall be entitled all national holidays recognized by the Company. Executive shall take his vacation at such time or times as Executive and the Company shall determine is mutually convenient. No portion of any unused vacation time shall be carried over to a subsequent period unless specifically authorized by the Company.

      4.8 LAPTOP COMPUTER. For as long as Executive remains an employee of the Company, the Company shall provide Executive with a laptop computer and other appropriate tools and technology. Upon termination of Executive's employment, Executive shall return such laptop computer and any tools and technology to the offices of the Company.

5.    TERMINATION.

      5.1   DEATH OR TOTAL DISABILITY.

            (a) DEATH. This Agreement shall terminate upon the death of Executive; provided, however, that the Company shall continue to pay to the estate of Executive the Base Salary as set forth in Section 4.1 up to the end of the month in which his death occurs, plus any Incentive Compensation earned through the date of termination and all unpaid expense reimbursements as of such date. The Company shall have no further obligation to Executive's estate.

            (b) DISABILITY. If Executive is unable to perform his duties hereunder by reason of physical or mental incapacity or infirmity (a "DISABILITY") for a continuous period of three (3) months or any ninety (90) business days during any period of two hundred fifty (250) continuous business days, then Executive shall be "DISABLED" for purposes of this Agreement and the period of his Disability as provided above shall be referred to herein as the "DISABILITY PERIOD." The existence of a Disability hereunder shall be determined by a licensed physician selected by the Company, and Executive hereby consents to an examination by such physician for such purpose. During the Disability Period, the Company shall continue to pay Executive his Base Salary and any Incentive Compensation earned hereunder; provided, however, that such payments shall be reduced by the amount of any disability income payments Executive receives during the Disability Period under any policy carried by the Company of which Executive is the beneficiary. The Company shall have the right to terminate this Agreement and Executive's employment hereunder for a Disability at any time after the end of the Disability Period. The Company shall pay Executive his Base Salary until the date of termination (the date after the end of the Disability Period), plus any Incentive Compensation earned through the date of termination and all unpaid expense reimbursements as of such date.

      5.2   TERMINATION FOR CAUSE; EXECUTIVE'S RESIGNATION.

            (a) CAUSE. The Company shall have the right to terminate Executive's employment for Cause (as hereinafter defined) at any time, which termination shall be effective immediately upon the Company giving notice to Executive setting forth in reasonable detail the grounds therefore. For purposes of this Agreement, any of the following actions or events shall constitute grounds for termination of Executive's employment for "CAUSE":

                  (i) Executive's neglect or refusal to perform, or if he otherwise fails to perform, his duties as an employee of the Company, including, without limitation, failure to perform such duties as are delegated to him by the President and Chief Operating Officer of the Company;

                  (ii) any other conduct constituting a breach of this Agreement or of any code of conduct heretofore or hereafter adopted by the Company;

                  (iii) Executive's conviction (including a conviction on a nolo contendere plea) of a felony or misdemeanor (other than minor traffic offenses);

                  (iv) any willful, intentional, or grossly negligent act having the effect of injuring Executive's reputation or the reputation or business of the Company; or

                  (v) any other malfeasance, misfeasance or nonfeasance by Executive relative to or in connection with the performance of his duties hereunder (including, without limitation, Executive's inability to perform his duties hereunder as a result of chronic alcoholism or drug addiction).

            (b) RESIGNATION. Executive shall have the right to terminate this Agreement and his employment thereunder for any reason, upon thirty (30) days' prior written notice to the Company.

                  (c) PAYMENT UPON TERMINATION FOR CAUSE OR RESIGNATION. In the event Executive is discharged for Cause or in the event Executive resigns (other than pursuant to Section 5.3(b) hereof), the Company shall pay to Executive, within forty-five (45) days after termination for Cause or resignation, his Base Salary and any Incentive Compensation earned through the date of notice of termination and all unpaid expense reimbursements as of such date. Executive hereby acknowledges that upon termination of his employment for Cause or upon his resignation, he shall have no right to receive any other payments or benefits provided for under this Agreement.

      5.3 Upon termination under sections 5.1 or 5.2 above, the Company shall have the right, but not the obligation, to redeem any outstanding stock owned by Executive, and/or his family or affiliates, at a price determined by the fair market value of the stock on the date of termination, within 60 days of the date of termination.

      5.4 TERMINATION WITHOUT CAUSE;

            (a) WITHOUT CAUSE. The Company shall have the right to terminate Executive's employment without Cause, other than for death or a Disability, at any time upon ninety (90) days' prior written notice thereof to Executive, with an additional thirty (30) days' notice for each year of service up to a maximum of six months (the "Severance Period"). Executive shall continue to be paid his base salary as severance compensation during the Severance Period, and shall cooperate with the Company during the Severance Period to provide an orderly transfer of Executive's responsibilities and customer accounts.


            (b) PAYMENT UPON TERMINATION WITHOUT CAUSE. If Executive's employment is terminated by the Company without Cause and other than as a result of Executive's death or Disability, then, and in any such event, the Company shall pay Executive, his Base Salary and any Incentive Compensation earned through the date of notice of termination and all unpaid expense reimbursements as of such date. Executive hereby acknowledges that upon termination of his employment, he shall have no right to receive any other payments or benefits provided for under this Agreement.

6. CONFIDENTIAL INFORMATION. Executive recognizes that he has and will continue to have access to secret and confidential information regarding the Company or any of its subsidiaries or affiliated companies, including but not limited to information relating sales, strategies, customers, formulas, processes, methods, or ideas, belonging to or relating to the business of the Company or any of its subsidiaries or affiliated companies (the "CONFIDENTIAL INFORMATION"). Executive acknowledges that such Confidential Information is of great value to the Company, is the sole property of the Company, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Company herein, Executive shall not at any time, during or after his employment hereunder, reveal, divulge or make known to others or use to the detriment of the Company, any such Confidential Information. The provisions of this Section 6 shall survive Executive's termination of employment hereunder.

7. COVENANTS AND RESTRICTIONS.

      7.1 COMPETITION. Executive recognizes that the services to be performed by him hereunder are special, unique and extraordinary. The parties confirm that it is reasonably necessary for the protection of the Company that Executive agree, and accordingly, Executive does hereby agree that, except as provided in Section
7.3 hereof, he shall not, directly or indirectly, at any time during the Restricted Period within the Restricted Area (as such terms are defined in Section 7.4 hereof), engage in any business which is competitive with the business of the Company or any of its subsidiaries or affiliated companies, either on his own behalf or as an officer, director, stockholder, partner, principal, trustee, investor, consultant, associate, employee, owner, agent, creditor, independent contractor, co-venturer of any other business, firm, corporation, partnership or other entity or in any other relationship or capacity.

      7.2 SOLICITATION. Executive hereby agrees that he will not, directly or indirectly, for or on behalf of himself or any other business, firm, corporation, partnership or other entity, at any time during the Restricted Period (i) solicit on behalf of a competitor any past or present customer of the

Company or any of its subsidiaries or affiliated companies, or (ii) solicit, employ or engage, or cause, encourage or authorize, directly or indirectly, to be employed or engaged, for or on behalf of himself or any other business, firm, corporation, partnership or other entity, any employee or agent of the Company or any of its subsidiaries or affiliated companies.

      7.3 EXCEPTIONS. This Section 7 shall not be construed to prevent Executive from owning, directly and indirectly, in the aggregate, an amount not exceeding 4.9% of the issued and outstanding voting securities of any class of any corporation whose voting capital stock is traded on a national securities exchange or in the over-the-counter market.

      7.4 CERTAIN DEFINITIONS. The term "RESTRICTED PERIOD" as used in this
Section 7, shall mean the period of Executive's actual employment hereunder plus twenty-four (24) months after the date Executive is no longer employed by the Company. The term "RESTRICTED AREA" as used in this Section 7 shall mean anywhere in the world.

      7.5 SURVIVAL. The provisions of this Section 7 shall survive the termination of Executive's employment hereunder.

8. REASONABLENESS OF COVENANTS. Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 6 and 7 hereof. Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and its subsidiaries and affiliates, and that each and every one of the restraints is reasonable in respect to subject matter, length of time, geographic area and otherwise. Executive further acknowledges that, in the event any provision of Sections 6 and 7 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area, too great a range of activities or any other reason, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

9. INSURANCE. The Company may, from time to time, apply for, purchase and maintain, in its own name and at its own expense, life, health, accident, disability or other insurance upon Executive in any sum or sums that it may deem necessary to protect its interests, and Executive agrees to aid and cooperate in all reasonable respects with the Company in procuring any and all such insurance, including, without limitation, submitting to the usual and customary medical examinations, and by filling out, executing and delivering such applications and other instruments in writing as may be reasonably required by an insurance company or companies to which an application or applications for such insurance may be made by or for the Company. In order to induce the Company to enter into this Agreement, Executive represents and warrants to the Company that to the best of his knowledge Executive is insurable at standard (non-rated) premiums.

10. MISCELLANEOUS.

      10.1 ENFORCEMENT OF COVENANTS. The parties hereto agree that Executive is obligated under this Agreement to render personal services during the Term of a special, unique, unusual, extraordinary and intellectual character, thereby giving this Agreement peculiar value, and in the event of a breach of any provision of this Agreement by Executive, the injury or imminent injury to the value and goodwill of the Company's business could not be reasonably or adequately compensated in damages in an action at law. Executive therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to seek specific performance, preliminary and permanent injunctive relief or any other equitable remedy against Executive, without the posting of a bond, in the event of any breach or threatened breach by Executive of any provision of this Agreement, including, but not limited to, the provisions of Sections 6 and 7 hereof. Without limiting the generality of the foregoing, if Executive breaches any provision of Sections 6 and 7 hereof, such breach will entitle the Company to enjoin Executive from disclosing any Confidential Information to any competing business, to enjoin such competing business from receiving or using any Confidential Information, and/or to enjoin Executive from rendering personal services to or in connection with such competing business. The rights and remedies of the parties hereto are cumulative and shall not be exclusive, and each party shall be entitled to pursue all legal and equitable rights and remedies and to secure performance of the obligations and duties of the other under this Agreement, and the enforcement of one or more of such rights and remedies by a party shall in no way preclude such party from pursuing, at the same time or subsequently, any and all other rights and remedies available to it.

      10.2 SEVERABILITY. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      10.3 ASSIGNMENTS. Neither Executive nor the Company may assign or delegate any of their rights or duties under this Agreement without the express written consent of the other, except the Company may transfer its rights and duties in connection with a sale of all or substantially all of its assets or in connection with any merger, consolidation or other similar business combination.

      10.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to Executive's employment by the Company, supersedes all prior understandings and agreements, whether oral or written, between Executive and the Company, and shall not be amended, modified or changed except by an instrument in writing executed by Executive and by an expressly authorized officer of the Company.

      10.5 WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

      10.6 BINDING EFFECT. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

      10.7 HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      10.8 NOTICES. Any and all notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by private overnight mail service (e.g., Federal Express) to the party at the address set forth above or to such other address as either party may hereafter give notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the third business day after sending.

      10.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of Maryland, without giving effect to such State's conflicts of laws principles.

      10.10 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.11 CONSTRUCTION. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against either party.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                    INFORMEDIX HOLDINGS, INC.

                                    By: /s/ Bruce Kehr
                                       ----------------------------------
                                    Name:  Bruce A. Kehr
                                    Title: Chief Executive Officer and Chairman


                                    EXECUTIVE

                                    /s/ Davison R. Dulin
                                    ------------------------------------
                                          Davison R. Dulin